Exhibit 10.20

FORM OF

BANKRATE, INC.

2011 EQUITY COMPENSATION PLAN

1.	Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose

The Plan is established as of [—], 2011, (“Effective Date”) to provide for the grant to Participants of Awards. Awards granted under any other or prior equity compensation or comparable plan shall be unaffected by this Plan.

3.	Administration

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to:

(a)	interpret the Plan;

(b)	determine eligibility for and grant Awards;

(c)	determine, modify or waive the terms and conditions of any Award;

(d)	prescribe forms, rules and procedures; and

(e)	otherwise do all things necessary to carry out the purposes of the Plan.

In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), if applicable, the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	Limits on Awards Under the Plan

(a) Number of Shares. A maximum of [—] shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of (i) shares of Stock withheld by the Company in payment of the exercise price of the Award, (ii) shares of Stock withheld in satisfaction of tax withholding requirements with respect to the Award, and (iii) shares that are forfeited to the Company without consideration. To the extent consistent with applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. From and after such time as the Plan is subject to Section 162(m), (i) the maximum number of shares of Stock for which Stock Options or SARs may be granted to any person in any calendar year will be [—], (ii) the maximum number of shares of Stock subject to other Awards granted to any person in any calendar year that are intended to qualify as Qualified Performance-Based Awards will be [—] shares of Stock, and (iii) the maximum amount payable to any person in any year pursuant to Cash Awards that are intended to qualify as Qualified Performance-Based Awards will be $[—]. To the extent applicable, the foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	Eligibility and Participation

The Administrator will select Participants from among those Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible.

6.	Rules Applicable to Awards

(a) All Awards.

(i) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(ii) Term of Plan. No Awards may be made after the tenth (10th) anniversary of the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.

(iii) Transferability. Except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(iii), no Awards may be transferred other than by will or by the laws of descent and distribution (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(iii), Awards requiring exercise may be exercised only by the Participant). The Administrator may permit Awards to be transferred by gift, subject to such limitations as the Administrator may impose.

(iv) Vesting and Exercisability. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (x) a period of three months or (y) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(iv), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or termination from Employment by reason of Disability, to the extent then exercisable, will remain exercisable for the lesser of (x) the one-year period ending with the first anniversary of the Participant’s death or termination from Employment by reason of Disability or (y) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(iv), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted from conduct constituting Cause for Termination.

(v) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(vi) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. The Administrator may also provide that any dividends or amounts relating to dividends shall be held subject to the vesting of the underlying Award and shall be distributed at the same time as the payment or settlement of the underlying Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(vii) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(viii) Section 162(m). From and after such time as the Plan becomes subject to Section 162(m), this Section 6(a)(viii) will apply to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(viii) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to the grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

(ix) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares of Stock delivered shall be treated as awarded under the Plan (and shall reduce the number of shares of Stock thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(x) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements. If any payment or settlement of an Award pursuant to the terms of this Plan or of such Award would subject a Participant to tax under Section 409A, the Company may, without Participant consent, modify the Plan or applicable Award in the least restrictive manner necessary to comply with Section 409A without any material diminution in the value of the payments or settlement to an affected Participant. Notwithstanding any other provision of this Plan, the Company will administer the Plan and modify the Plan or applicable Award agreements in a manner intended to comply with Section 409A; provided that neither the Company or any of its employees or representatives shall have any liability to a Participant or the beneficiaries with respect thereto.

(xi) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Florida law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise.

(i) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(ii) Exercise Price. The exercise price (or in the case of a SAR, the base value from which appreciation is to be measured) of each Award requiring exercise (other than in the case of Stock Options and SARs granted in substitution of previously granted awards, as described in Section 4(a)) shall be 100% of the Fair Market Value of the Stock subject to the Award on such date, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable shareholder approval requirements of [NASDAQ][NYSE].

(iii) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (A) through the delivery and sale of shares of Stock (including fractional shares) either from the Award itself (thus reducing the net shares of Stock to be exercised pursuant to the exercise of the Award – a “Cashless Exercise”) or from shares of Stock (including fractional shares) that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price or if greater, the excess proceeds shall be paid to the exercising Participant, (B) through a broker-assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the Administrator, or (D) by any combination of the foregoing permissible forms of payment. The delivery of shares of Stock in payment of the exercise price under clause (A) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(iv) Withholding Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements in the same manner as set forth in Subsection (b)(iii), above (but not in excess of the minimum withholding required by law).

(v) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7.	Covered Transactions

(a) In the event of a Covered Transaction after the effective date of the Plan, if determined by the Administrator in the applicable Award agreement or otherwise determined by the Administrator in its discretion, (i) any outstanding Awards then held by Participants which are unexerciseable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Covered Transaction or upon a qualifying termination of service following a Covered Termination, and (ii) the Administrator may (subject to Section 6(a)(10)), but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Stock Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Covered Transaction to holders of the same number of Shares subject to such Stock Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Stock subject to such Stock Options or SARs) over the aggregate exercise price of such Stock Options or SARs, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion or (C) provide that for a period of at least 15 days prior to the Covered Transaction, such Stock Options and SARs shall be exercisable as to all shares of Stock subject thereto and that upon the occurrence of the Covered Transaction, such Stock Options and SARs shall terminate and be of no further force and effect.

(b) Adjustment Provisions. In the event of any change in the outstanding Stock after the effective date of the Plan by reason of any Stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares of Stock or other corporate exchange, or any distribution to shareholders of shares of Stock other than regular cash dividends or any transaction similar to the foregoing, the Administrator shall make such substitution or adjustment, if any, as it deems to be equitable in its sole discretion and without liability to any person (subject to Section 6(a)(x)), as to (i) the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of shares of Stock for which Stock Options or SARs may be granted during a calendar year to any Participant (iii) the maximum amount of a Performance Award that may be granted during a calendar year to any Participant, (iv) the exercise price of any Stock Option or SAR and/or (v) any other affected terms of such Awards. Without limiting the generality of the foregoing, in such circumstances, the Administrator may authorize any of the actions described in Section 7(a), if it deems any such action appropriate and equitable.

(c) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	Legal Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (a) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares of Stock have been addressed and resolved; (b) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares of Stock to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (c) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	Amendment and Termination

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan or required by changes to securities or other laws, rules, or regulations applicable to this Plan, the Administrator may not, without the Participant’s consent, alter the terms of an outstanding Award so as to affect materially and adversely the Participant’s rights under such Award, unless the Administrator expressly reserved the right to do so at the time of the Award grant. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	Other Compensation Arrangements

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	Miscellaneous

(a) Employment Not Affected. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Board of the Company or in the employment of the Company or affect any right which the Company, or its shareholders, may have to terminate the relationship or employment of such Participant.

(b) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

(c) Expenses. The expenses of administering the Plan shall be borne by the Company.

(d) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(e) No Presumption. The fact that the this Plan was prepared by counsel for the Company shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Company.

(f) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(g) Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Awards under the Plan shall be governed by the laws of the state of Florida without regard to principles of conflicts of law. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

(h) Binding Effect. This Plan shall be legally binding upon and shall operate for the benefit of the parties hereto, their respective heirs, personal and legal representatives, transferees, successors and assigns.

(i) Survival. All representations and other relevant provisions herein shall survive and thereby continue in full force and effect after termination of the optionee’s employment with the Company.

(j) No Waiver of Breach. The waiver or inaction by any party hereto of a breach of any condition of this Plan by the other party shall not be construed as a waiver of any subsequent breach by such party, nor shall it constitute a waiver of that party’s rights, actual or inherent. The failure of any party hereto in any instance to insist upon a strict performance of the terms of this Plan or to exercise any Stock Option herein shall not be construed as a waiver or a relinquishment in the future of such term or Stock Option.

(k) Notices. All notices or communications provided for herein or incidental to the transactions contemplated hereby shall be in writing and shall be deemed duly given if delivered personally, sent by facsimile, certified mail and/or by registered mail, return receipt requested or sent by overnight delivery (i) to any officer of the Company (other than the optionee) at the address of the principal office of the Company and (ii) to any optionee at his or her address as reflected on the records of the Company for federal income tax purposes or at such other address as either party may have specified by prior written notice to the other party. Notices shall be effective as of the date of personal delivery or as of the first day after any other notice procedure.

(l) WAIVER OF JURY TRIAL. THE COMPANY AND EACH PERSON, HIS OR HER HEIRS OR ASSIGNS, WHO IS A PARTICIPANT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or any delegate thereof, including the Compensation Committee, to the extent permitted by law. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Administrator may otherwise determine subject to the requirements of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. § 1.414(c)-2(b)(2)(i).

“Apax VII Funds” is Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1, L.P.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause for Termination”: Except as specified otherwise by the Administrator at the time of the Award grant, a finding by the Board that the Participant (i) has breached his or her employment or service contract or noncompetition agreement with the Company; (ii) has engaged in disloyalty or dishonesty to the Company, including without limitation, fraud, embezzlement, theft, malfeasance, gross negligence or misconduct that, in the judgment of the Board, is, or is likely to, lead to material injury to the Company or the business reputation of the Company; (iii) has willfully failed to comply with the direction of the Board or failed to follow the policies, procedures and rules of the Company; (iv) has negligently failed to comply with the direction of the Board or failed to follow the policies, procedures and rules of the Company and such negligent failure was not cured within thirty (30) days of receipt of written notice; (v) has been convicted of, or has entered a plea of guilty or no contest to, a felony or crime involving moral turpitude; or (vi) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. Notwithstanding the foregoing, if a Participant is party to an individual employment agreement that is operative and that defines “Cause,” such definition shall apply for purposes of this Plan.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Bankrate, Inc.

“Covered Transaction”: A Covered Transaction means:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Covered Transaction: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by a Permitted Holder, (d) any acquisition after which Apax VII Funds and its Affiliates own a greater percentage of both the Outstanding Company Common Stock and the Outstanding Company Voting Securities than does such Person or (e) any acquisition pursuant to a transaction that complies with Sections (iii)(A), (iii)(B) and (iii)(C) below;

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company to a Person, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and excluding the Permitted Holders) beneficially owns, directly or indirectly, 30% (or such higher percentage as is held by Apax VII Funds and its Affiliates following such Business Combination) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Disability”: A Participant becoming disabled within the meaning of Section 22(e)(3) of the Code.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Fair Market Value”: On a given date, (i) if there should be a public market for the shares of Stock on such date, the closing price of the shares of Stock as reported on such date on the Composite Tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the [National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”)], or, if no sale of shares of Stock shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the shares of Stock on such date, the Fair Market Value shall be the value established by the Administrator in good faith in a manner intended to comply with Section 409A.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Compensation Committee or another committee or subcommittee of the Board that is comprised of two or more “outside directors” (as defined under Section 162(m) in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), to the extent applicable, and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; earnings per share; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Permitted Holder”: A Permitted Holder is, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (ii) Apax VII Funds or any of its Affiliates.

“Plan”: This Bankrate, Inc. 2011 Equity Compensation Plan as from time to time amended and in effect.

“Qualified Performance-Based Award” means an Award designated as such by the Administrator at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and (ii) the Administrator wishes such Award to qualify for the Section 162(m) Exemption.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and any rules, regulations or other regulatory guidance issued thereunder.

“Section 162(m)”: Section 162(m) of the Code and any rules, regulations or other regulatory guidance issued thereunder.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C) of the Code.

“Stock”: Common Stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.